                                                                   EXHIBIT 10.15

                          LOAN MODIFICATION AGREEMENT

        This Loan Modification Agreement is entered into as of February 2, 2000, and effective as of January 10, 2000, by and between Packeteer, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated January 19, 1999, as may be amended from time to time, (the "Domestic Loan Agreement") and an Export-Import Bank Loan and Security Agreement, dated January 19, 1999, as may be amended from time to time, (the "Exim Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and the Exim Loan Agreement provided for, among other things, an Exim Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). In connection with the Exim Loan Agreement, Borrower will execute concurrently herewith, a Borrower Agreement. Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated January 19, 1999. Additionally, repayment of the Exim Committed Line is guaranteed by the Export Import Bank of the United States ("EXIM").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.      DESCRIPTION OF CHANGE IN TERMS.

        A.   Modification(s) to Domestic Loan Agreement.

             1. Sub-letter (a) of Section 2.1.1 entitled "Revolving Advances" is hereby amended to read:

                  Bank will make Advances not exceeding the lesser of (A) the Committed Revolving Line minus the Cash Management Services Sublimit or (B) the Borrowing Base. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

             2.   The following Section is hereby incorporated:

                  2.1.2 CASH MANAGEMENT SERVICES SUBLIMIT.

                  Borrower may use up to $100,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the Cash Management Services Agreement (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as an Advance under the Committed Revolving Line.

             3.   Section 2.2 entitled "Overadvances" is hereby amended to read:

                  If Borrower's Obligations under Section 2.1.1 exceed the lesser of either (I) the Committed Revolving Line minus the Cash Management Services Sublimit or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

             4. Sub-paragraph (i) of sub-letter (a) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read:

                  (i) as soon as available, but not later than five (5) days of filing, with the Securities and Exchange Commission ("SEC"), copies of all statements, reports and notices sent or made available generally by Borrower to its shareholders, or to any holders of subordinated debt and all reports on Form 10Q, 10-K and 8-K.

             5. Sub-letter (c) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read:

                  Borrower shall deliver to Bank, as soon as available, but in no event later than five (5) days after filing its 10Q report with SEC, a Compliance Certificate signed by a Responsible Officer.

             6. Sub-letter (d) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended in part to provide that the Collateral audits will be conducted no more often than once per year, provided the aggregate Obligations owing from Borrower to Bank exceed $3,000,000.

             7. Section 6.7 entitled "Financial Covenants" is hereby amended to read:

                  Borrower will maintain as of the last day of each fiscal quarter:

                  (i) QUICK RATIO (ADJUSTED). A ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue of at least 2.00 to 1.00

                  (ii) MAXIMUM LOSSES. Borrower may suffer losses, provided such losses do not exceed $12,000,000 in aggregate for the period of October 1, 1999 through September 30, 2000, provided, that no loss in any single quarter to exceed $4,000,000.

             8.   The following terms are hereby amended and/or added to Section
                  13.1 entitled "Definitions":

                  "CASH MANAGEMENT SERVICES" are defined in Section 2.1.2.

                  "COMMITTED REVOLVING LINE" is an Advance of up to $2,500,000.

                  "REVOLVING MATURITY DATE" is January 9, 2001.

        B.   Modification(s) to Exim Loan Agreement.

             1. Sub-letter (a)of Section 2.1.1 entitled "Revolving Advances" is hereby amended in part to provide that Borrowing Base shall now mean an amount equal to the sum of (i) eighty percent (80%) of Exim Eligible Foreign Accounts plus (ii) fifty percent (50%) of Exim Eligible Foreign Inventory.

             2. Sub-paragraph (i) of sub-letter (a) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read:

                       (i) as soon as available, but not later than five (5)
                  days of filing, with the Securities and Exchange Commission ("SEC"), copies of all statements, reports and notices sent or made available generally by Borrower to its shareholders, or to any holders of subordinated debt and all reports on Form 10Q, 10-K and 8-K.

             3. Sub-letter (b) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read:

                  Borrower shall deliver to Bank, as soon as available, but in no event later than five (5) days after filing its 10Q report with SEC, a Compliance Certificate signed by a Responsible Officer.

             4. The first sentence of sub-letter (c) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read:

                       At the time of each request for Advance, Borrower will
                  deliver to Bank a Borrowing Base Certificate current within the past five (5) Business Days and a copy of the Export Order against which Borrower is requesting the Advance, together with aged listings of accounts receivable and accounts payable.

             5. Section 6.10 entitled "Financial Covenants" is hereby amended to read:

                  Borrower will maintain as of the last day of each fiscal quarter:

                  (i) QUICK RATIO (ADJUSTED). A ratio of Quick Assets to Current Liabilities minus Deferred Maintenance Revenue of at least 2.00 to 1.00

                  (II) MAXIMUM LOSSES. Borrower may suffer losses, provided such losses do not exceed $12,000,000 in aggregate for the period of October 1, 1999 through September 30, 2000, provided, that no loss in any single quarter to exceed $4,000,000.

             6.   The following terms are hereby amended and/or added to Section
                  13.1 entitled "Definitions":

                  "EXIM COMMITTED LINE" is an Advance of up to $2,500,000.

                  "EXIM MATURITY DATE" is January 9, 2001.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF FEES. Borrower shall pay to Bank a fee in the amount of Six Thousand Two Hundred Fifty Dollars ($6,250) for the Committed Revolving Line (the "Domestic Loan Fee") plus a fee in the amount of Six Thousand Two Hundred Fifty Dollars ($6,250) for the Exim Committed Line (the "Exim Loan Fee") plus all out-of-pocket expenses. Additionally, Borrower shall pay any Exim Bank Expenses incurred in connection with the Exim Guarantee. Notwithstanding the foregoing, any attorney fees or expenses incurred in connection with this Agreement shall be capped at $5,000 for each credit facility.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon:

        1)   Borrower's payment of the Domestic Loan Fee, the Exim Loan Fee and any Exim fees incurred in connection with this Agreement; and
        2)   Bank's receipt of a fully executed Borrower Agreement together with all Annex's and/or attachments thereto.

        This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                              BANK:

PACKETEER, INC.                        SILICON VALLEY BANK


By: /s/ BRETT D. GALLOWAY              By:  /s/ TIMOTHY M. WALSH
   --------------------------------       ---------------------------------
Name:   Brett D. Galloway              Name:    Timothy M. Walsh
     ------------------------------         -------------------------------
Title:  Chief Operating Officer        Title:   Vice President
      -----------------------------          ------------------------------

                             COMPLIANCE CERTIFICATE

TO:            SILICON VALLEY BANK
               Credit Department
               3003 Tasman Drive
               Santa Clara, CA  95054

FROM:          PACKETEER, INC.

The undersigned authorized Officer of PACKETEER, INC. ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Loan Agreement, the Borrower is in complete compliance for the period ending ____________________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

  PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                            REQUIRED                                  COMPLIES
------------------                            --------                                  --------
10Q + CC                                      Quarterly within 5 days of filing         YES/NO
10K and 8K                                    FYE within 5 days of filing               YES/NO
Annual (CPA Audited)                          FYE w/in 120 days                         YES/NO
A/R & A/P Agings + BBC (Domestic)             Monthly w/in 20 days                      YES/NO
A/R & A/P Agings, Export Order + BBC (Exim)   With each Advance request and monthly
                                              within 30 days                            YES/NO
Inventory Schedules                           Monthly w/in 30 days                      YES/NO

FINANCIAL COVENANT                   REQUIRED                   ACTUAL                 COMPLIES
------------------                   --------                   ------                 --------

TO BE TESTED QUARTERLY UNLESS OTHERWISE NOTED:

Minimum Adjusted Quick Ratio            2.00:1.00              _____:1.00               YES/NO
Maximum Quarterly Loss                 $4,000,000*             $_________               YES/NO


* for any single quarter (3 month periods ending 12/31/99; 3/31/00; 6/30/00; and 9/30/00) with a maximum loss of $12,000,000 in the aggregate for the period 10/1/99 through 9/30/00

COMMENTS REGARDING FINANCIAL COVENANTS:
                                             ---------------------------------
                                                       BANK USE ONLY

                                             RECEIVED BY:____________________
                                             DATE:________________
                                             VERIFIED BY:____________________
                                             COMPLIANCE STATUS:  YES/NO
                                             ---------------------------------

Very truly yours,

PACKETEER, INC.


By:_____________________________________

Name:___________________________________

Title:_____________________________________

                                                                         ANNEX B

                    EXPORT-IMPORT BANK OF THE UNITED STATES
                       WORKING CAPITAL GUARANTEE PROGRAM

                               BORROWER AGREEMENT


     THIS BORROWER AGREEMENT (this "Agreement") is made and entered into by the entity identified as Borrower on the signature page hereof ("Borrower") in favor of the Export-Import Bank of the United States ("Ex-Im Bank") and the institution identified as Lender on the signature page hereof ("Lender").

                                    RECITALS

     Borrower has requested that Lender establish a Loan Facility in favor of Borrower for the purposes of providing Borrower with pre-export working capital to finance the manufacture, production or purchase and subsequent export sale of Items.

     It is a condition to the establishment of such Loan Facility that Ex-Im Bank guarantee the payment of ninety percent (90%) of certain credit accommodations subject to the terms and conditions of a Master Guarantee Agreement, the Loan Authorization Agreement, and to the extent applicable, the Delegated Authority Letter Agreement.

     Borrower is executing this Agreement for the benefit of Lender and Ex-Im Bank in consideration for and as a condition to Lender's establishing the Loan Facility and Ex-Im Bank's agreement to guarantee such Loan Facility pursuant to the Master Guarantee Agreement.

     NOW, THEREFORE, Borrower hereby agrees as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.01. Definitions of Terms. As used in this Agreement, including the Recitals to this Agreement and the Loan Authorization Agreement, the following terms shall have the following meanings:

     "Accounts Receivable" shall mean all of Borrower's now owned or hereafter acquired (a) "accounts" (as such term is defined in the UCC), other receivables, book debts and other forms of obligations, whether arising out of goods sold or services rendered or from any other transaction; (b) rights in, to and under all purchase orders or receipts for goods or services; (c) rights to any goods represented or purported to be represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods);
(d) moneys due or to become due to such Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by

Borrower (whether or not yet earned by performance on the part of Borrower), including the proceeds of the foregoing; (e) any notes, drafts, letters of credit, insurance proceeds or other instruments, documents and writings evidencing or supporting the foregoing; and (f) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

     "Advance Rate" shall mean the rate specified in Section 5(C) of the Loan Authorization Agreement for each category of Collateral.

     "Business Day" shall mean any day on which the Federal Reserve Bank of New York is open for business.

     "Buyer" shall mean a Person that has entered into one or more Export Orders with Borrower.

     "Collateral" shall mean all property and interest in property in or upon which Lender has been granted a Lien as security for the payment of all the Loan Facility Obligations including the Collateral identified in Section 6 of the Loan Authorization Agreement and all products and proceeds (cash and non-cash) thereof.

     "Commercial Letters of Credit" shall mean those letters of credit subject to the UCP payable in Dollars and issued or caused to be issued by Lender on behalf of Borrower under a Loan Facility for the benefit of a supplier(s) of Borrower in connection with Borrower's purchase of goods or services from the supplier in support of the export of the Items.

     "Country Limitation Schedule" shall mean the schedule published from time to time by Ex-Im Bank and provided to Borrower by Lender which sets forth on a country by country basis whether and under what conditions Ex-Im Bank will provide coverage for the financing of export transactions to countries listed therein.

     "Credit Accommodation Amount" shall mean, the sum of (a) the aggregate outstanding amount of Disbursements and (b) the aggregate outstanding face amount of Letter of Credit Obligations.

     "Credit Accommodations" shall mean, collectively, Disbursements and Letter of Credit Obligations.

     "Debarment Regulations" shall mean, collectively, (a) the Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (b) Subpart 9.4 (Debarment, Suspension and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400-9.409 and (c) the revised Governmentwide Debarment and Suspension (Nonprocurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

     "Delegated Authority Letter Agreement" shall mean the Delegated Authority Letter Agreement, if any, between Ex-Im Bank and Lender.

     "Disbursement" shall mean, collectively, (a) an advance of a working capital loan from Lender to Borrower under the Loan Facility, and (b) an advance to fund a drawing under a Letter of Credit issued or caused to be issued by lender for the account of Borrower under the Loan Facility.

     "Dollars" or "$" shall mean the lawful currency of the United States.

     "Effective Date" shall mean the date on which (a) the Loan Documents are executed by Lender and Borrower or the date, if later, on which agreements are executed by Lender and Borrower adding the Loan Facility to an existing working capital loan arrangement between Lender and Borrower and (b) all of the conditions to the making of the initial Credit Accommodations under the Loan Documents or any amendments thereto have been satisfied.

     "Eligible Export-Related Accounts Receivable" shall mean an Export-Related Account Receivable which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Accounts Receivable include any Account Receivable:

     (a) that does not arise from the sale of Items in the ordinary course of Borrower's business;

     (b) that is not subject to a valid, perfected first priority Lien in favor of lender;

     (c) as to which any covenant, representation or warranty contained in the Loan Documents with respect to such Account Receivable has been breached;

     (d) that is not owned by Borrower or is subject to any right, claim or interest of another Person other than the Lien in favor of Lender;

     (e)  with respect to which an invoice has not been sent;

     (f)  that arises from the sale of defense articles or defense services;

     (g) that is due and payable from a Buyer located in a country with which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

     (h) that does not comply with the requirements of the Country Limitation Schedule;

     (i) that is due and payable more than one hundred eighty (180) days from the date of the invoice;

     (j) that is not paid within sixty (60) calendar days from its original due date, unless it is insured through Ex-Im Bank export credit insurance for comprehensive commercial and political risk, or through Ex-Im Bank approved private insurers for comparable coverage, in which case it is not paid within ninety (90) calendar days from its due date;

     (k) that arises from a sale of goods to or performance of services for an employee of Borrowers, a stockholder of Borrower, a subsidiary of Borrower, a Person with a controlling interest in Borrower or a Person which shares common controlling ownership with Borrower;

     (l) that is backed by a letter of credit unless the Items covered by the subject letter of credit have been shipped;

     (m) that Lender or Ex-Im Bank, in its reasonable judgment, deems uncollectible for any reason;

     (n) that is due and payable in a currency other than Dollars, except as may be approved in writing by Ex-Im Bank;

     (o) that is due and payable from a military Buyer, except as may be approved in writing by Ex-Im Bank;

     (p) that does not comply with the terms of sale set forth in Section 7 of the Loan Authorization Agreement;

     (q) that is due and payable from a Buyer who (i) applies for, suffers, or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesces to, or fails to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) takes any action for the purpose of effecting any of the foregoing;

     (r) that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

     (s) for which the Items giving rise to such Account Receivable have not been shipped and delivered to and accepted by the Buyer or the services giving rise to such Account Receivable have not been performed by Borrower and accepted by the Buyer or the Account Receivable otherwise does not represent a final sale;

     (t) that is subject to any offset, deduction, defense, dispute, or counterclaim or the Buyer is also a creditor or supplier of Borrower or the Account Receivable is contingent in any respect or for any reason;

     (u) for which Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; or

     (v) for which any of the Items giving rise to such Account Receivable have been returned, rejected or repossessed.

     "Eligible Export-Related Inventory" shall mean Export-Related Inventory which is acceptable to Lender and which is deemed to be eligible pursuant to the Loan Documents, but in no event shall Eligible Export-Related Inventory include any Inventory;

     (a) that is not subject to a valid, perfected first priority Lien in favor of Lender;

     (b) that is located at an address that has not been disclosed to Lender in writing;

     (c) that is placed by Borrower on consignment or held by Borrower on consignment from another Person;

     (d) that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Lender, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Lender shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Lender's right to gain access thereto;

     (e) that is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 US.C. Section 215 or any successor statute or section;

     (f) as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached;

     (g)  that is not located in the United States;

     (h)  that is demonstration Inventory;

     (i) that consists of proprietary software (i.e. software designed solely for Borrower's internal use and not intended for resale);

     (j) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

     (k)  that has been previously exported from the United States;

     (l)  that constitutes defense articles or defense services;

     (m) that is to be incorporated into Items destined for shipment to a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

     (n) that is to be incorporated into Items destined for shipment to a Buyer located in a country in which Ex-Im Bank coverage is not available for commercial reasons as designated in the County Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to Ex-Im Bank; or

      (o) that is to be incorporated into Items whose sale would result in an Account Receivable which would not be an Eligible Export-Related Account Receivable.

      "Eligible Person" shall mean a sole proprietorship, partnership, limited liability partnership, corporation or limited liability company which (a) is domiciled, organized, or formed, as the case may be, in the United States; (b) is in good standing in the state of its formation or otherwise authorized to conduct business in the United States; (c) is not currently suspended or debarred from doing business with the United States government or any instrumentality, division, agency or department thereof; (d) exports or plans to export Items; (e) operates and has operated as a going concern for at least one
(1) year; (f) has a positive tangible net worth determined in accordance with GAAP; and (g) has revenue generating operations relating to its core business activities for at least one year.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

      "Export Order" shall mean a written export order or contract for the purchase by the Buyer from Borrower of any of the Items.

      "Export-Related Accounts Receivable" shall mean those Accounts Receivable arising from the sale of Items which are due and payable to Borrower in the United States.

      "Export-Related Accounts Receivable Value" shall mean, at the date of determination thereof, the aggregate face amount of Eligible Export-Related Accounts Receivable less taxes, discounts, credits, allowances and Retainages, except to the extent otherwise permitted by Ex-Im Bank in writing.

      "Export-Related Borrowing Base" shall mean, at the date of determination thereof, the sum of (a) the Export-Related Inventory Value multiplied by the Advance Rate applicable to Export-Related Inventory set forth in Section 5(C)(1) of the Loan Authorization Agreement, (b) the Export-Related Accounts Receivable Value multiplied by the Advance Rate applicable to Export-Related Accounts Receivables set forth in Section 5(C)(2) of the Loan Authorization Agreement,
(c) if permitted by Ex-Im Bank in writing, the Retainage Value multiplied by the Retainage Advance Rate set forth in Section 5(C)(3) of the Loan Authorization Agreement and (d) the Other Assets Value multiplied by the Advance Rate applicable to Other Assets set forth in Section 5(C)(4) of the Loan Authorization Agreement.

      "Export-Related Borrowing Base Certificate" shall mean a certificate in the form provided or approved by Lender, executed by Borrower and delivered to Lender pursuant to the Loan Documents detailing the Export-Related Borrowing Base supporting the Credit Accommodations which reflects, to the extent included in the Export-Related Borrowing Base, Export-Related Accounts Receivable, Eligible Export-Related Accounts Receivable, Export-Related Inventory and Eligible Export-Related Inventory balances that have been reconciled with Borrower's general ledger, Accounts Receivable aging report and Inventory schedule.

      "Export-Related General Intangibles" shall mean those General Intangibles necessary or desirable to or for the disposition of Export-Related Inventory.

      "Export-Related Inventory" shall mean the Inventory of Borrower located in the United States that has been purchased, manufactured or otherwise acquired by Borrower for resale pursuant to Export Orders.

      "Export-Related Inventory Value" shall mean, at the date of determination thereof, the lower of cost or market value of Eligible Export-Related Inventory of Borrower as determined in accordance with GAAP.

      "Final Disbursement Date" shall mean, unless subject to an extension of such date agreed to by Ex-Im Bank, the last date on which Lender may make a Disbursement set forth in Section 10 of the Loan Authorization Agreement or, if such date is not a Business Day, the next succeeding Business Day; provided, however, to the extent that Lender has not received cash collateral or an indemnity with respect to Letter of Credit Obligations outstanding on the Final Disbursement Date, the Final Disbursement Date with respect to an advance to fund a drawing under a Letter of Credit shall be no later than thirty (30) Business Days after the expiry date of the Letter of Credit related thereto.

      "GAAP" shall mean the generally accepted accounting principles issued by the American Institute of Certified Public Accountants as in effect from time to time.

      "General Intangibles" shall mean all intellectual property and other "general intangibles" (as such term is defined in the UCC) necessary or desirable to or for the disposition of Inventory.

      "Guarantor" shall mean each Person, if any, identified in Section 3 of the Loan Authorization Agreement who shall guarantee (jointly and severally if more than one) the payment and performance of all or a portion of the Loan Facility Obligations.

      "Guaranty Agreement" shall mean a valid and enforceable agreement of guaranty executed by each Guarantor in favor of Lender.

      "Inventory" shall mean all "inventory" (as such term is defined in the UCC), now or hereafter owned or acquired by Borrower, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

      "ISP" shall mean the International Standby Practices-ISP98, International Chamber of Commerce Publication No. 590 and any amendments and revisions thereof.

      "Issuing Bank" shall mean the bank that issues a Letter of Credit, which bank is Lender itself or a bank that Lender has caused to issue a Letter of Credit by way of guarantee.

      "Items" shall mean the finished goods or services which are intended for export from the United States, as specified in Section 4(A) of the Loan Authorization Agreement.

     "Letter of Credit" shall mean a Commercial Letter of Credit or a Standby Letter of Credit.

     "Letter of Credit Obligations" shall mean all outstanding incurred by Lender, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee by Lender or the Issuing Bank of Letters of Credit.

     "Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) by which property is encumbered or otherwise charged.

     "Loan Agreement" shall mean a valid and enforceable agreement between Lender and Borrower setting forth the terms and conditions of the Loan Facility.

     "Loan Authorization Agreement" shall mean the Loan Authorization Agreement entered into between Lender and Ex-Im Bank or the Loan Authorization Notice setting forth certain terms and conditions of the Loan Facility, a copy of which is attached hereto as Annex A.

     "Loan Authorization Notice" shall mean the Loan Authorization Notice executed by Lender and delivered to Ex-Im Bank in accordance with the Delegated Authority Letter Agreement setting forth the terms and conditions of each Loan Facility.

     "Loan Documents" shall mean the Loan Authorization Agreement, the Loan Agreement, this Agreement, each promissory note (if applicable), each Guaranty Agreement, and all other instruments, agreements and documents now or hereafter executed by Borrower or any Guarantor evidencing, securing, guaranteeing or otherwise relating to the Loan Facility or any Credit Accommodations made thereunder.

     "Loan Facility" shall mean the Revolving Loan Facility, the Transaction Specific Loan Facility or the Transaction Specific Revolving Loan Facility established by Lender in favor of Borrower under the Loan Documents.

     "Loan Facility Obligations" shall mean all loans, advances, debts, expenses, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan Facility.

     "Loan Facility Term" shall mean the number of months from the Effective Date to the Final Disbursement Date as originally set forth in the Loan Authorization Agreement.

     "Master Guarantee Agreement" shall mean the Master Guarantee Agreement between Ex-Im Bank and Lender, as amended, modified, supplemented and restated from time to time.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any Guarantor, (b) Borrower's ability to pay or perform the Loan Facility Obligations in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of such Lien or (d) Lender's rights and remedies under the Loan Documents.

     "Maximum Amount" shall mean the maximum principal balance of Credit Accommodations that may be outstanding at any time under the Loan Facility specified in Section 5(A) of the Loan Authorization Agreement.

     "Other Assets" shall mean the Collateral, if any, described in Section 5(C)(4) of the Loan Authorization Agreement.

     "Other Assets Value" shall mean, at the date of determination thereof, the value of the Other Assets as determined in accordance with GAAP.

     "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided that, the Lien shall have no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect; (b) deposits or pledges securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) deposits or pledges securing bids, tenders, contracts (other than contracts for the payment of money), leases statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (d) judgment Liens that have been stayed or bonded; (e) mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided, that, any such Lien shall not encumber any other property of Borrower; (g) security interests being terminated concurrently with the execution of the Loan Documents; (h) Liens in favor of Lender securing the Loan Facility Obligations; and (i) Liens disclosed in Section 6(D) of the Loan Authorization Agreement.

     "Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether national, federal, provincial, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

     "Principals" shall mean any officer, director, owner, partner, key employee, or other Person with primary management or supervisory responsibilities with respect to Borrower or any other Person (whether or not an employee) who has critical influence on or substantive control over the transactions covered by this Agreement.

     "Retainage" shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.

     "Retainage Accounts Receivable" shall mean those portions of Eligible Export-Related Accounts Receivable arising out of a Retainage.

     "Retainage Advance Rate" shall mean the percentage rate specified in
Section 5(C)(3) of the Loan Authorization Agreement as the Advance Rate for the Retainage Accounts Receivable of Borrower.

     "Retainage Value" shall mean, at the date of determination thereof, the aggregate face amount of Retainage Accounts Receivable, less taxes, discounts, credits and allowances, except to the extent otherwise permitted by Ex-Im Bank in writing.

     "Revolving Loan Facility" shall mean the credit facility or portion thereof established by Lender in favor of Borrower for the purpose of providing pre-export working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations may be made and repaid on a continuous basis based solely on the Export-Related Borrowing Base during the term of such credit facility.

     "Special Conditions" shall mean those conditions, if any, set forth in
Section 13 of the Loan Authorization Agreement.

     "Specific Export Orders" shall mean those Export Orders specified in
Section 5(D) of the Loan Authorization Agreement.

     "Standby Letter of Credit" shall mean those letters of credit subject to the ISP or UCP issued or caused to be issued by Lender for Borrower's account that can be drawn upon by a Buyer only if Borrower fails to perform all of its obligations with respect to an Export Order.

     "Transaction Specific Loan Facility" shall mean a credit facility or a portion thereof established by Lender in favor of Borrower for the purpose of providing pre-export working capital in the form of loans and/or Letters of Credit to finance the manufacture, production or purchase and subsequent export sale of Items pursuant to Loan Documents under which Credit Accommodations are made based solely on the Export-Related Borrowing Base relating to Specific Export Orders and once such Credit Accommodations are repaid they may not be reborrowed.

     "Transaction Specific Revolving Loan Facility" shall mean a Revolving Credit Facility established to provide financing of Specific Export Orders.

     "UCC" shall mean the Uniform Commercial Code as the same may be in effect from time to time in the jurisdiction in which Borrower or Collateral is located.

     "UCP" shall mean the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments and revisions thereof.

     "U.S." or "United States" shall mean the United States of America and its territorial possessions.

     "U.S. Content" shall mean with respect to any Item all the labor, materials and services which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

     "Warranty" shall mean Borrower's guarantee to Buyer that the Items will function as intended during the warranty period set forth in the applicable Export Order.

     "Warranty Letter of Credit" shall mean a Standby Letter of Credit which is issued or caused to be issued by Lender to support the obligations of Borrower with respect to a Warranty or a Standby Letter of Credit which by its terms becomes a Warranty Letter of Credit.

1.02 Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and regulations shall include any amendments of same and any successor statutes and regulations; (e) the words "this Agreement", "herein", "hereof", "hereunder" or other words of similar import refer to this Agreement as a whole including the schedules, exhibits, and annexes hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, schedules, exhibits, and annexes shall refer to the corresponding sections, schedules, exhibits, and annexes of or to this Agreement; and (g) all references to any instruments or agreements, including references to any of the Loan Documents, or the Delegated Authority Letter Agreement shall include any and all modifications, amendments and supplements thereto and any and all extensions or renewals thereof to the extent permitted under this Agreement.

1.03 Incorporation of Recitals. The Recitals to this Agreement are incorporated into and shall constitute a part of this Agreement.

                                   ARTICLE II
                            OBLIGATIONS OF BORROWER


     Until payment in full of all Loan Facility Obligations and termination of the Loan Documents, Borrower agrees as follows:

2.01 Use of Credit Accommodations. (a) Borrower shall use Credit Accommodations only for the purpose of enabling Borrower to finance the cost of manufacturing, producing, purchasing or selling the Items. Borrower may not use any of the Credit Accommodations for the purpose of:

(i) servicing or repaying any of Borrower's pre-existing or future indebtedness unrelated to the Loan Facility (unless approved by Ex-Im Bank in writing); (ii) acquiring fixed assets or capital goods for use in Borrower's business; (iii) acquiring, equipping or renting commercial space outside of the United States;
(iv) paying the salaries of non U.S. citizens or non-U.S. permanent residents who are located in offices outside of the United States; or (v) in connection with a Retainage or Warranty (unless approved by Ex-Im Bank in writing).

     (b) In addition, no Credit Accommodation may be used to finance the manufacture, purchase or sale of any of the following:

          (i) Items to be sold or resold to a Buyer located in a country as to which Ex-Im Bank is prohibited from doing business as designated in the Country Limitation Schedule;

          (ii) that part of the cost of the Items which is not U.S. Content unless such part is not greater than fifty percent (50%) of the cost of the Items and is incorporated into the Items in the United States;

          (iii) defense articles or defense services; or

          (iv) without Ex-Im Bank's prior written consent, any Items to be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities.

2.02 Loan Documents and Loan Authorization Agreement. (a) Each Loan Document and this Agreement have been duly executed and delivered on behalf of Borrower, and each such Loan Document and this Agreement are and will continue to be a legal and valid obligation of Borrower, enforceable against it in accordance with its terms.

     (b) Borrower shall comply with all of the terms and conditions of the Loan Documents, this Agreement and the Loan Authorization Agreement.

2.03 Export-Related Borrowing Base Certificates and Export Orders. In order to receive Credit Accommodations under the Loan Facility, Borrower shall have delivered to Lender an Export-Related Borrowing Base Certificate as frequently as required by Lender but at least within the past thirty (30) calendar days and a copy of the Export Order(s) (or, for Revolving Loan Facilities, if permitted by Lender, a written summary of the Export Orders) against which Borrower is requesting Credit Accommodations. If Lender permits summaries of Export Orders, Borrower shall also deliver promptly to Lender copies of any Export Orders requested by Lender. In addition, so long as there are any Credit Accommodations outstanding under the Loan Facility, Borrower shall deliver to Lender at least once each month no later than the twentieth (20th) day of such month or more frequently as required by the Loan Documents, an Export-Related Borrowing Base Certificate.

2.04 Exclusions from the Export-Related Borrowing Base. In determining the Export-Related Borrowing Base, Borrower shall exclude therefrom Inventory which is not Eligible Export-Related Inventory and Accounts Receivable which are not Eligible Export-Related Accounts Receivable. Borrower shall promptly, but in any event within five (5) Business Days, notify

Lender (a) if any then existing Export-Related Inventory no longer constitutes Eligible Export-Related Inventory or (b) of any event or circumstance which to Borrower's knowledge would cause Lender to consider any then existing Export-Related Accounts Receivable as no longer constituting an Eligible Export-Related Accounts Receivable.

 2.05 Financial Statements. Borrower shall deliver to Lender the financial statements required to be delivered by Borrower in accordance with Section 11 of the Loan Authorization Agreement.

 2.06 Schedules, Reports and Other Statements. Borrower shall submit to Lender in writing each month (a) an Inventory schedule for the preceding month and (b) an Accounts Receivable aging report for the preceding month detailing the terms of amounts due from each Buyer. Borrower shall also furnish to Lender promptly upon request such information, reports, contracts, invoices and other data concerning the Collateral as Lender may from time to time specify.

 2.07 Additional Security Payment. (a) Borrower shall at all times ensure that the Export-Related Borrowing Base equals or exceeds the Credit Accommodation Amount. If informed by Lender or if Borrower otherwise has actual knowledge that the Export-Related Borrowing Base is at any time less than the Credit Accommodation Amount, Borrower shall, within five (5) Business Days, either (i) furnish additional Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank or (ii) pay to Lender an amount equal to the difference between the Credit Accommodation Amount and the Export-Related Borrowing Base.

     (b) For purposes of this Agreement, in determining the Export-Related Borrowing Base there shall be deducted from the Export-Related Borrowing Base
(i) an amount equal to twenty-five percent (25%) of the outstanding face amount of Commercial Letters of Credit and Standby Letters of Credit and (ii) one hundred percent (100%) of the face amount of Warranty Letters of Credit less the amount of cash collateral held by Lender to secure Warranty Letters of Credit.

     (c) Unless otherwise approved in writing by Ex-Im Bank, for Revolving Loan Facilities (other than Transaction Specific Revolving Loan Facilities), Borrower shall at all times ensure that the outstanding principal balance of the Credit Accommodations that is supported by Export-Related Inventory does not exceed sixty percent (60%) of the sum of the total outstanding principal balance of the Disbursements and the undrawn face amount of all outstanding Commercial Letters of Credit. If informed by Lender or if Borrower otherwise has actual knowledge that the outstanding principal balance of the Credit Accommodations that is supported by Inventory exceeds sixty percent (60%) of the sum of the total outstanding principal balance of the Disbursements and the undrawn face amount of all outstanding Commercial Letters of Credit, Borrower shall, within five (5) Business Days, either (i) furnish additional non-Inventory Collateral to Lender, in form and amount satisfactory to Lender and Ex-Im Bank, or (ii) pay down the applicable portion of the Credit Accommodations so that the above described ratio is not exceeded.

 2.08 Continued Security Interest. Borrower shall not change (a) its name or identity in any manner, (b) the location of its principal place of business,
(c) the location of any of the Collateral or (d) the location of any of the books or records related to the Collateral, in each instance without giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral.

     2.09 Inspection of Collateral. Borrower shall permit the representatives of Lender and Ex-Im Bank to make at any time during normal business hours inspections of the Collateral and of Borrower's facilities, activities, and books and records, and shall cause its officers and employees to give full cooperation and assistance in connection therewith.

     2.10 General Intangibles. Borrower represents and warrants that it owns, or is licensed to use, all General Intangibles necessary to conduct its business as currently conducted except where the failure of Borrower to own or license such General Intangibles could not reasonably be expected to have a Material Adverse Effect.

     2.11 Notice of Certain Events. Borrower shall promptly, but in any event within five (5) Business Days, notify Lender in writing of the occurrence of any of the following:

          (a) Borrower or any Guarantor (i) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (ii) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (iii) makes a general assignment for the benefit of creditors, (iv) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) is adjudicated as bankrupt or insolvent, (vi) files a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesces to, or fails to have dismissed within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) takes any action for the purpose of effecting any of the foregoing;

          (b) any Lien in any of the Collateral, granted or intended by the Loan Documents to be granted to Lender, ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Agreement) subject only to Permitted Liens;

          (c) the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within thirty (30) calendar days;

          (d) any proceeding is commenced by or against Borrower or any Guarantor for the liquidation of its assets or dissolution;

          (e) any litigation is filed against Borrower or any Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within thirty (30) calendar days of the filing thereof;

          (f)  any default or event of default under the Loan Documents;

          (g) any failure to comply with any terms of the Loan Authorization Agreement;

        (h) any material provision of any Loan Document or this Agreement for any reason ceases to be valid, binding and enforceable in accordance with its terms;

        (i) any event which has had or could reasonably be expected to have a Material Adverse Effect; or

        (j) the Credit Accommodation Amount exceeds the applicable Export-Related Borrowing Base.

    2.12 Insurance. Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender, in such form and amounts, and with such deductibles and other provisions, as Lender shall require, and Borrower will provide evidence of such insurance to Lender, so that Lender is satisfied that such insurance is, at all times, in full force and effect. Each property insurance policy shall name Lender as loss payee and shall contain a lender's loss payable endorsement in form acceptable to Lender and each liability insurance policy shall name Lender as an additional insured. All policies of insurance shall provide that they may not be cancelled or changed without at least ten (10) days' prior written notice to Lender and shall otherwise be in form and substance satisfactory to Lender. Borrower will promptly deliver to Lender copies of all reports made to insurance companies.

    2.13 Taxes. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable taxes, assessments, deposits and contributions owing by Borrower and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (a) in good faith contests Borrower's obligation to pay such taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral; and (d) maintains adequate reserves therefor in conformity with GAAP.

    2.14 Compliance with Laws. Borrower represents and warrants that it has complied in all material respects with all provisions of all applicable laws and regulations, including those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, the payment and withholding of taxes, ERISA and other employee matters, safety and environmental matters.

    2.15 Negative Covenants. Without the prior written consent of Ex-Im Bank and Lender, Borrower shall not (a) merge, consolidate or otherwise combine with any other Person; (b) acquire all or substantially all of the assets or capital stock of any other Person; (c) sell, lease, transfer, convey, assign or otherwise dispose of any of its assets, except for the sale of Inventory in the ordinary course of business; (d) create any Lien on the Collateral except for Permitted Liens; (e) make any material changes in its organizational structure of identity; or (f) enter into any agreement to do any of the foregoing.

    2.16 Reborrowings and Repayment Terms. (a) If the Loan Facility is a Revolving Loan Facility, provided that Borrower is not in default under any of the Loan Documents, Borrower may borrow, repay and reborrow amounts under the Loan Facility until the close of business on the Final Disbursement Date. Unless the Revolving Loan Facility is renewed or extended by Lender with the consent of Ex-Im Bank, Borrower shall pay in full the outstanding Loan Facility Obligations and all accrued and unpaid interest thereon no later than the first Business Day after the Final Disbursement Date.

     (b) If the Loan Facility is a Transaction Specific Loan Facility, Borrower shall, within two (2) Business Days of the receipt thereof, pay to Lender (for application against the outstanding Loan Facility Obligations and accrued and unpaid interest thereon) all checks, drafts, cash and other remittances it may receive in payment or on account of the Export-Related Accounts Receivable or any other Collateral, in precisely the form received (except for the endorsement of Borrower where necessary). Pending such deposit, Borrower shall hold such amounts in trust for Lender separate and apart and shall not commingle any such items of payment with any of its other funds or property.

2.17 Cross Default. Borrower shall be deemed in default under the Loan Facility if Borrower fails to pay when due any amount payable to Lender under any loan or other credit accommodations to Borrower whether or not guaranteed by Ex-Im Bank.

2.18 Munitions List. If any of the Items are articles, services, or related technical data that are listed on the United States Munitions List (part 121 of title 22 of the Code of Federal Regulations), Borrower shall send a written notice promptly, but in any event within five (5) Business Days, of Borrower learning thereof to Lender describing the Item(s) and the corresponding invoice amount.

2.19 Suspension and Debarment, etc. On the date of this Agreement neither Borrower nor its Principals are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined under any of the Debarment Regulations referred to below) from participating in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations or (b) indicted, convicted or had a civil judgment rendered against Borrower or any of its Principals for any of the offenses listed in any of the Debarment Regulations. Unless authorized by Ex-Im Bank, Borrower will not knowingly enter into any transactions in connection with the Items with any person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations. Borrower will provide immediate written notice to Lender if at any time it learns that the certification set forth in this Section 2.19 was erroneous when made or has become erroneous by reason of changed circumstances.

                                  ARTICLE III
                              RIGHTS AND REMEDIES

3.01 Indemnification. Upon Ex-Im Bank's payment of a Claim to Lender in connection with the Loan Facility pursuant to the Master Guarantee Agreement, Ex-Im Bank may assume all rights and remedies of Lender under the Loan
Documents and may enforce any such rights or remedies against Borrower, the Collateral and any Guarantors. Borrower shall hold Ex-Im Bank and Lender harmless from and indemnify them against any and all liabilities, damages, claims, costs and losses incurred or suffered by either of them resulting from (a) any materially incorrect certification or statement knowingly made by Borrower or its agent to Ex-Im Bank or Lender in connection with the Loan Facility, this Agreement, the Loan Authorization Agreement or any other Loan Documents or (b) any material breach by Borrower of the terms and conditions of this Agreement, the Loan Authorization Agreement or any of the other Loan Documents. Borrower also acknowledges that any statement, certification or representation made by Borrower in connection with the Loan Facility is subject to the penalties provided in Article 18 U.S.C. Section 1001.

     3.02 Liens. Borrower agrees that any and all Liens granted by it to Lender are also hereby granted to Ex-Im Bank to secure Borrower's obligation, however arising, to reimburse Ex-Im Bank for any payments made by Ex-Im Bank pursuant to the Master Guarantee Agreement. Lender is authorized to apply the proceeds of, and recoveries from, any property subject to such Liens to the satisfaction of Loan Facility Obligations in accordance with the terms of any agreement between Lender and Ex-Im Bank.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.01 Governing Law. This Agreement and the Loan Authorization Agreement and the obligations arising under this Agreement and the Loan Authorization Agreement shall be governed by, and construed in accordance with, the law of the state governing the Loan Documents.

     4.02 Notification. All notices required by this Agreement shall be given in the manner and to the parties provided for in the Loan Agreement.

     4.03 Partial Invalidity. If at any time any of the provisions of this Agreement becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, the validity nor the enforceability of the remaining provisions hereof shall in any way be affected or impaired.

     4.04 Waiver of Jury Trial. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT, PROCEEDING OR OTHER LITIGATION BROUGHT TO RESOLVE ANY DISPUTE ARISING UNDER, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT, ANY LOAN DOCUMENT, OR ANY OTHER AGREEMENT, DOCUMENT OR INSTRUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF LENDER, EX-IM BANK, OR ANY OTHER PERSON, RELATING TO THIS AGREEMENT, THE LOAN AUTHORIZATION AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     IN WITNESS WHEREOF, Borrower has caused this Agreement to be duly executed as of the 24th day of January, 2000.


PACKETEER, INC.

(Name of Borrower)

By: /s/ BRETT GALLOWAY
   -----------------------------
          (Signature)

Name: Brett Galloway
     ---------------------------
          (Print or Type)

Title:  VP Engineering & C.O.O.
      --------------------------
           (Print or Type)


ACKNOWLEDGED:

SILICON VALLEY BANK
--------------------------------
        (Name of Lender)

By: /s/ JOY C. OLGYAY
   -----------------------------
            (Signature)

Name: Joy C. Olgyay
     ---------------------------
           (Print or Type)

Title:  Vice President
      --------------------------
           (Print or Type)